Yum! Brands Inc. Announces Third Quarter 2011 EPS Growth of 13%, Excluding Special Items; China Delivers 35% Revenue Growth and Projects Record 600 New Units this Year

Louisville, KY (October 4, 2011) - Yum! Brands Inc. (NYSE: YUM) today reported results for the third quarter ended September 3, 2011 including EPS of $0.83, excluding Special Items. After a Special Items loss of $0.03, reported EPS was $0.80. As a result of strong performance in China and other emerging markets, Yum! reconfirms full year EPS growth forecast of at least 12%, excluding special items.

THIRD-QUARTER HIGHLIGHTS

•	Operating profit grew 7% in China and 3% at Yum! Restaurants International (“YRI”), prior to foreign currency translation. Operating profit declined 16% in the U.S.

•	Foreign currency translation positively impacted operating profit by $32 million.

•	Worldwide system sales grew 6%, prior to foreign currency translation, including 29% in China and 8% at YRI. System sales in the U.S. declined 3%.

•
Strong international development continued with 331 new restaurants opened, including 138 new units in China. We are now expecting to open a record 600 new units in China this year. Additionally, we expect to open 900 new units in YRI.

•	Same-store sales grew 19% in China and 3% at YRI, and declined 3% in the U.S.

•	Worldwide restaurant margin declined 1.9 percentage points to 17.2%.

•	During the quarter, the Company announced a 14% increase in its quarterly dividend.

Reconfirms Full Year EPS Growth Forecast of at least 12%, Excluding Special Items

	Third Quarter			Year-to-Date
	2011	2010	% Change	2011	2010	% Change
EPS Excluding Special Items	$0.83	$0.73	13%	$2.12	$1.90	11%
Special Items Gain/(Loss)[1]	$(0.03)	$0.01	NM	$(0.13)	$(0.08)	NM
EPS	$0.80	$0.74	8%	$1.99	$1.82	9%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items. Special Items in the third quarter are primarily related to Pizza Hut UK impairment and the planned sale of Long John Silver's and A&W All-American Restaurants.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. 1900 Colonel Sanders Lane Louisville, KY 40213
Tel 502 874-8006 Fax 502 874-2410 Web Site www.yum.com/investors

David C. Novak, Chairman and CEO said, “I'm pleased to report EPS growth of 13% in the third quarter, excluding special items. As a result of strong performance in China and other emerging markets, we confidently reaffirm our full-year EPS growth forecast of at least 12%, which will make 2011 the 10th consecutive year we exceed our annual target of at least 10% EPS growth.

In China, operating profit grew 7% for the quarter as system sales jumped 29%, prior to foreign currency translation. Likewise, year-to-date operating profit increased 15% with system sales up 27%. This tremendous sales growth, combined with our expectation to open a record 600 new restaurants this year, gives us even more confidence our China business model is as strong as ever. At Yum! Restaurants International (YRI), operating profit increased 3% in the quarter and 7% year-to-date, prior to foreign currency translation. We are extremely excited about our progress in emerging markets like India, Africa and Russia, as these businesses will contribute meaningful profit growth to Yum! in the coming years. Importantly, we expect to open about 900 new restaurants this year at YRI. The robust new unit growth in China and YRI not only contributes to this year's earnings, but positions Yum! for strong growth in 2012 as well.

Our impressive international growth was offset by a 16% decline in U.S. profits. We're obviously disappointed in our U.S. performance. However, we have aggressively developed a pipeline of category leading innovation and have productivity initiatives planned to dramatically improve sales and profit performance in 2012. Looking ahead, the strength of our international brands and outstanding new unit development, combined with aggressive U.S. initiatives, make us confident we will continue our track record of double-digit earnings growth next year and beyond.”

CHINA DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2011	2010	Reported	Ex F/X	2011	2010	Reported	Ex F/X
System Sales Growth			+36	+29			+33	+27
Same-Store Sales Growth (%)	+19	+6	NM	NM	+17	+5	NM	NM
Restaurant Margin (%)	21.3	25.2	(3.9)	(3.9)	21.7	24.0	(2.3)	(2.3)
Operating Profit ($MM)	301	267	+13	+7	698	582	+20	+15

•
China Division system sales increased 29%, prior to foreign currency translation, driven by same-store sales growth of 19% and new unit development. The same-store sales growth was driven by a 27% increase in same-store transactions.

○	KFC same-store sales grew 19%.
○	Pizza Hut Casual Dining same-store sales grew 19%, marking its seventh consecutive quarter of double-digit same-store sales growth.
○	138 new restaurants opened in the third quarter. We are now expecting to open a record 600 new units this year in China.

China Units	Q3 2011	% Change[1]
Traditional Restaurants	4,187	+14
KFC	3,475	+14
Pizza Hut Casual Dining	564	+18
Pizza Hut Home Service	127	+20

1 Annual Rate of Change

•	Restaurant margin decreased 3.9 percentage points, driven by commodity and labor inflation. New menu pricing was taken after the quarter ended. We expect full year restaurant margins of 20%.

•	Consistent with our previously communicated full year commodity inflation guidance of 9%, we are expecting peak commodity inflation in the fourth quarter.

•
Operating profit growth of 7%, prior to foreign currency translation, included the impact of a $10 million benefit from our participation in the Shanghai World Expo last year. This reduced operating profit growth by 4 percentage points.

•	Foreign currency translation positively impacted operating profit by $16 million.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2011	2010	Reported	Ex F/X	2011	2010	Reported	Ex F/X
Traditional Restaurants	14,478	14,001	+3	NA	14,478	14,001	+3	NA
System Sales Growth			+18	+8			+13	+7
Franchise & License Fees ($MM)	215	171	+26	+15	593	499	+19	+12
Operating Profit ($MM)	163	142	+15	+3	466	405	+15	+7
Operating Margin (%)	20.3	20.1	0.2	0.1	21.0	19.3	1.7	1.5

•	YRI Division system sales increased 8%, prior to foreign currency translation, driven by new unit development and same-store sales growth of 3%.
○	Emerging markets led the way with 13% system sales growth, driven by 6% unit growth and 7% same-store sales growth.
○	Developed market system sales grew 4%, including 2% unit growth.

•
YRI opened 193 new units in 50 countries, including 127 new units in emerging markets. Our franchise partners opened 94% of all new units. Franchise fees are on pace for a record year of over $850 million, growing at a double-digit pace.

•
Operating profit grew 3%, prior to foreign currency translation, driven by strong emerging market performance. Third quarter operating profit growth was hindered by a 5 percentage point impact from a $6 million non-cash expense related to expected Pizza Hut UK restaurant closures.

•	Restaurant margin decreased 0.2 percentage points to 12.3%.

•	Foreign currency translation positively impacted operating profit by $16 million.

Key YRI Markets	System Sales Ex F/X
	Percent of YRI[1]	Third Quarter Growth (%)	Year-to-Date Growth (%)
Franchise Only Markets
Asia (ex China Division)	26%	+5	+5
Latin America	11%	+8	+8
Middle East	8%	+16	+12
Continental Europe	7%	+8	+5
Canada	7%	(4)	(4)
Africa	5%	+14	+12
Company/Franchise Markets
UK2	14%	+5	+2
Australia/New Zealand	10%	(1)	+1
Thailand	2%	+20	+21
Key Growth Markets
France	4%	+18	+23
Germany/Netherlands	2%	+19	+15
India	1%	+42	+42
Russia	1%	+32	+23

1Percentage of Total YRI System Sales for Full Year 2010.
2KFC UK system sales grew 5% for the quarter and year-to-date; Pizza Hut UK system sales grew 5% for the quarter and declined 3% year-to-date.

U.S. DIVISION

	Third Quarter			Year-to-Date
	2011	2010	% Change	2011	2010	% Change
Same-Store Sales Growth (%)	(3)	+1	NM	(2)	Even	NM
Restaurant Margin (%)	12.1	14.4	(2.3)	11.5	14.3	(2.8)
Franchise and License Fees ($MM)	182	179	+1	534	532	--
Operating Profit ($MM)	143	168	(16)	398	495	(20)
Operating Margin (%)	16.3	17.4	(1.1)	15.3	17.1	(1.8)

•	U.S. Division same-store sales declined 3%, including declines of 2% at Taco Bell, 3% at Pizza Hut, and 3% at KFC.

•	Restaurant margin declined 2.3 percentage points and operating profit declined 16% due to $15 million of commodity inflation and a decline in same-store sales.

•	Profit performance is expected to improve in the fourth quarter.

OTHER ITEMS UPDATE

•	Worldwide effective tax rate, prior to Special Items, declined to 25.1% from 27.4% in the third quarter of last year.

•	Share repurchases totaled $238 million for 4.6 million shares at an average price of $52 per share. Share repurchases totaled $545 million year-to-date.

OWNERSHIP / SPECIAL ITEMS UPDATE

•
During the third quarter, we decided to refranchise our entire Pizza Hut UK business. As a result, we recorded a non-cash pre-tax charge in Special Items of $76 million, primarily related to the impairment of long-lived assets.

•
Subsequent to the end of the third quarter, we reached definitive agreements to sell Long John Silver's and A&W All American Restaurants to key franchisee leaders. During the third quarter, we recorded $53 million in tax benefits related to tax losses from the sales.

•
In the U.S., we have essentially completed Pizza Hut refranchising, and KFC is now our main refranchising focus. Year-to-date we have refranchised 128 restaurants, including 104 KFCs. Our target for Pizza Hut and KFC is about 5% company ownership. We expect to refranchise about 400 restaurants in the U.S. for the full year. Since the inception of our refranchising program in late 2007, we have sold over 1,400 units across all brands, excluding Long John Silver's and A&W Restaurants.

CONFERENCE CALL
Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Wednesday, October 5, 2011. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Wednesday, October 5, through midnight Wednesday, October 19, 2011. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 10916412.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' Web site, www.yum.com/investors and selecting “Q3 2011 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details, and definitions of terms including Key Markets are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food borne-illness or food safety issues; economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the effectiveness of our operating initiatives and marketing; the success of our strategies for refranchising and international development; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future legal claims; the impact of any widespread illness; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; accounting policies and practices; and competition, consumer preferences or perceptions. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with more than 38,000 restaurants in more than 110 countries and territories. The Company is ranked #214 on the Fortune 500 List and generated revenues of more than $11 billion in 2010. Four of the company's restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver's - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories, respectively. A&W Restaurants is the longest running quick-service franchise chain in America. Outside the United States in 2010, the Yum! Brands system opened approximately four new restaurants each day of the year, making it a leader in international retail development.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President Investor Relations, at 888/298-6986
Steve Schmitt, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/3/11	9/4/10	B/(W)	9/3/11	9/4/10	B/(W)

Company sales	$2,854	$2,496	14	$7,336	$6,712	9
Franchise and license fees and income	420	366	15	1,179	1,069	10
Total revenues	3,274	2,862	14	8,515	7,781	9

Company restaurants
Food and paper	970	788	(23)	2,424	2,112	(15)
Payroll and employee benefits	600	516	(16)	1,609	1,480	(9)
Occupancy and other operating expenses	790	713	(11)	2,063	1,935	(7)
Company restaurant expenses	2,360	2,017	(17)	6,096	5,527	(10)

General and administrative expenses	310	285	(9)	873	813	(7)
Franchise and license expenses	41	24	(78)	104	71	(48)
Closures and impairment (income) expenses	25	5	NM	113	21	NM
Refranchising (gain) loss	66	(2)	NM	69	51	(34)
Other (income) expense	(16)	(11)	51	(48)	(31)	54
Total costs and expenses, net	2,786	2,318	(20)	7,207	6,452	(12)

Operating Profit	488	544	(10)	1,308	1,329	(2)
Interest expense, net	32	38	18	110	121	9
Income before income taxes	456	506	(10)	1,198	1,208	(1)
Income tax provision	67	139	52	220	307	28
Net income - including noncontrolling interests	389	367	6	978	901	9
Net income - noncontrolling interests	6	10	40	15	17	14
Net income - YUM! Brands, Inc.	$383	$357	7	$963	$884	9

Effective tax rate	14.6%	27.5%	12.9 ppts.	18.4%	25.4%	7.0 ppts.

Basic EPS Data
EPS	$0.82	$0.76	8	$2.05	$1.87	10
Average shares outstanding	469	473	1	471	473	1

Diluted EPS Data
EPS	$0.80	$0.74	8	$1.99	$1.82	9
Average shares outstanding	481	484	1	483	485	—

Dividends declared per common share	$—	$—		$0.50	$0.42

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/3/11	9/4/10	B/(W)	9/3/11	9/4/10	B/(W)

Company sales	$1,577	$1,172	35	$3,634	$2,745	32
Franchise and license fees and income	23	16	41	52	38	36
Total revenues	1,600	1,188	35	3,686	2,783	32

Company restaurant expenses, net
Food and paper	568	390	(46)	1,274	909	(40)
Payroll and employee benefits	242	151	(60)	556	372	(49)
Occupancy and other operating expenses	431	335	(29)	1,015	806	(26)
	1,241	876	(42)	2,845	2,087	(36)
General and administrative expenses	67	55	(20)	171	136	(25)
Franchise and license expenses	2	1	NM	3	1	NM
Closures and impairment (income) expenses	—	—	—	3	5	42
Other (income) expense	(11)	(11)	(3)	(34)	(28)	19
	1,299	921	(41)	2,988	2,201	(36)
Operating Profit	$301	$267	13	$698	$582	20

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	36.0	33.3	(2.7) ppts.	35.1	33.1	(2.0) ppts.
Payroll and employee benefits	15.3	12.9	(2.4) ppts.	15.3	13.6	(1.7) ppts.
Occupancy and other operating expenses	27.4	28.6	1.2 ppts.	27.9	29.3	1.4 ppts.
Restaurant margin	21.3%	25.2%	(3.9) ppts.	21.7%	24.0%	(2.3) ppts.

Operating margin	18.9%	22.4%	(3.5) ppts.	18.9%	20.9%	(2.0) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/3/11	9/4/10	B/(W)	9/3/11	9/4/10	B/(W)

Company sales	$586	$533	10	$1,627	$1,602	2
Franchise and license fees and income	215	171	26	593	499	19
Total revenues	801	704	14	2,220	2,101	6

Company restaurant expenses, net
Food and paper	189	170	(11)	516	516	—
Payroll and employee benefits	152	133	(14)	418	404	(3)
Occupancy and other operating expenses	173	163	(6)	489	498	2
	514	466	(10)	1,423	1,418	—
General and administrative expenses	101	84	(20)	277	248	(12)
Franchise and license expenses	14	9	(90)	36	24	(58)
Closures and impairment (income) expenses	9	3	NM	18	6	NM
Other (income) expense	—	—	—	—	—	—
	638	562	(14)	1,754	1,696	(3)
Operating Profit	$163	$142	15	$466	$405	15

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	32.2	31.9	(0.3) ppts.	31.6	32.2	0.6 ppts.
Payroll and employee benefits	25.9	24.9	(1.0) ppts.	25.7	25.2	(0.5) ppts.
Occupancy and other operating expenses	29.6	30.7	1.1 ppts.	30.1	31.1	1.0 ppts.
Restaurant margin	12.3%	12.5%	(0.2) ppts.	12.6%	11.5%	1.1 ppts.

Operating margin	20.3%	20.1%	0.2 ppts.	21.0%	19.3%	1.7 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
UNITED STATES Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/3/11	9/4/10	B/(W)	9/3/11	9/4/10	B/(W)

Company sales	$691	$791	(13)	$2,075	$2,365	(12)
Franchise and license fees and income	182	179	1	534	532	—
Total revenues	873	970	(10)	2,609	2,897	(10)

Company restaurant expenses, net
Food and paper	213	228	7	634	687	8
Payroll and employee benefits	206	232	11	635	704	10
Occupancy and other operating expenses	188	217	14	567	636	11
	607	677	10	1,836	2,027	9
General and administrative expenses	99	110	9	302	323	7
Franchise and license expenses	25	14	(70)	66	46	(42)
Closures and impairment (income) expenses	—	2	95	10	10	(1)
Other (income) expense	(1)	(1)	NM	(3)	(4)	(25)
	730	802	9	2,211	2,402	8
Operating Profit	$143	$168	(16)	$398	$495	(20)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	30.9	28.9	(2.0) ppts.	30.6	29.1	(1.5) ppts.
Payroll and employee benefits	29.9	29.2	(0.7) ppts.	30.6	29.7	(0.9) ppts.
Occupancy and other operating expenses	27.1	27.5	0.4 ppts.	27.3	26.9	(0.4) ppts.
	12.1%	14.4%	(2.3) ppts.	11.5%	14.3%	(2.8) ppts.

Operating margin	16.3%	17.4%	(1.1) ppts.	15.3%	17.1%	(1.8) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	9/3/11	12/25/10
ASSETS
Current Assets
Cash and cash equivalents	$1,236	$1,426
Accounts and notes receivable, less allowance: $27 in 2011 and $33 in 2010	281	256
Inventories	186	189
Prepaid expenses and other current assets	466	269
Deferred income taxes	76	61
Advertising cooperative assets, restricted	106	112
Total Current Assets	2,351	2,313

Property, plant and equipment, net of accumulated depreciation and amortization of $3,383 in
2011 and $3,273 in 2010	3,872	3,830
Goodwill	672	659
Intangible assets, net	286	475
Investments in unconsolidated affiliates	158	154
Restricted cash	300	—
Other assets	486	519
Deferred income taxes	424	366
Total Assets	$8,549	$8,316

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,751	$1,602
Income taxes payable	123	61
Short-term borrowings	287	673
Advertising cooperative liabilities	106	112
Total Current Liabilities	2,267	2,448

Long-term debt	2,940	2,915
Other liabilities and deferred credits	1,259	1,284
Total Liabilities	6,466	6,647

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 461 shares and 469 shares issued in
2011 and 2010, respectively	—	86
Retained earnings	2,082	1,717
Accumulated other comprehensive income (loss)	(89)	(227)
Total Shareholders' Equity - YUM! Brands, Inc.	1,993	1,576
Noncontrolling interests	90	93
Total Shareholders' Equity	2,083	1,669
Total Liabilities and Shareholders' Equity	$8,549	$8,316
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/3/11	9/4/10
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$978	$901
Depreciation and amortization	426	383
Closures and impairment (income) expenses	113	21
Refranchising (gain) loss	69	51
Contributions to defined benefit pension plans	(12)	(22)
Deferred income taxes	(72)	(130)
Equity income from investments in unconsolidated affiliates	(40)	(34)
Distributions of income received from unconsolidated affiliates	37	34
Excess tax benefit from share-based compensation	(33)	(46)
Share-based compensation expense	40	37
Changes in accounts and notes receivable	(19)	(6)
Changes in inventories	9	(30)
Changes in prepaid expenses and other current assets	(29)	15
Changes in accounts payable and other current liabilities	142	94
Changes in income taxes payable	55	118
Other, net	39	111
Net Cash Provided by Operating Activities	1,703	1,497

Cash Flows - Investing Activities
Capital spending	(553)	(490)
Proceeds from refranchising of restaurants	119	106
Acquisitions	(1)	(62)
Sales of property, plant and equipment	15	21
Increase in restricted cash	(300)	—
Other, net	(20)	(10)
Net Cash Used in Investing Activities	(740)	(435)

Cash Flows - Financing Activities
Proceeds from long-term debt	349	350
Repayments of long-term debt	(662)	(20)
Revolving credit facilities, three months or less, net	—	12
Short-term borrowings by original maturity
More than three months - proceeds	—	—
More than three months - payments	—	—
Three months or less, net	—	5
Repurchase shares of Common Stock	(562)	(283)
Excess tax benefit from share-based compensation	33	46
Employee stock option proceeds	30	64
Dividends paid on Common Stock	(350)	(295)
Other, net	(33)	(30)
Net Cash Used in Financing Activities	(1,195)	(151)
Effect of Exchange Rate on Cash and Cash Equivalents	42	10
Net Increase (Decrease) in Cash and Cash Equivalents	(190)	921
Cash and Cash Equivalents - Beginning of Period	$1,426	$353
Cash and Cash Equivalents - End of Period	$1,236	$1,274
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2011 and 2010 on a basis before Special Items.  Included in Special Items are the U.S. refranchising gain (loss), the depreciation reduction from the KFC restaurants impaired upon our offer to refranchise in 2010 that remained Company stores for some or all of the quarter or year to date ended September 3, 2011, charges relating to U.S. General and Administrative ("G&A") productivity initiatives and realignment of resources, the losses associated with refranchising equity markets outside the U.S., and the impairment of intangibles, other costs and anticipated tax benefits relating to the planned sale of our Long John Silver's ("LJS") and A&W All-American Food Restaurants ("A&W") brands.  These amounts are described in (b), (c), (d) and (e) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2011 and 2010 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter		Year to Date
	9/3/11	9/4/10	9/3/11	9/4/10
Detail of Special Items
Loss associated with refranchising equity markets outside the U.S.	$(76)	$—	$(76)	$(7)
U.S. Refranchising gain (loss)	4	—	(3)	(51)
Depreciation reduction from KFC restaurants impaired upon offer to sell	2	2	8	5
Charges relating to U.S. G&A productivity initiatives and realignment of resources	(1)	—	(2)	(5)
Impairment of intangibles and other costs relating to the planned sale of LJS and A&W	(17)	—	(86)	—
Total Special Items Income (Expense)	(88)	2	(159)	(58)
Tax Benefit (Expense) on Special Items	70	(1)	96	19
Special Items Income (Expense), net of tax	$(18)	$1	$(63)	$(39)
Average diluted shares outstanding	481	484	483	485
Special Items diluted EPS	$(0.03)	$0.01	$(0.13)	$(0.08)

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
OPERATING PROFIT BEFORE SPECIAL ITEMS	$576	$542	$1,467	$1,387
Special Items Income (Expense)	(88)	2	(159)	(58)
Reported Operating Profit	$488	$544	$1,308	$1,329

Reconciliation of EPS Before Special Items to Reported EPS
DILUTED EPS BEFORE SPECIAL ITEMS	$0.83	$0.73	$2.12	$1.90
Special Items EPS	(0.03)	0.01	(0.13)	(0.08)
Reported EPS	$0.80	$0.74	$1.99	$1.82

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
EFFECTIVE TAX RATE BEFORE SPECIAL ITEMS	25.1%	27.4%	23.3%	25.8%
Impact on Tax Rate as a result of Special Items	(10.5)%	0.1%	(4.9)%	(0.4)%
Reported Effective Tax Rate	14.6%	27.5%	18.4%	25.4%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/3/11	China	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,600	$801	$873	$—	$3,274

Company restaurant expenses	1,241	514	607	(2)	2,360
General and administrative expenses	67	101	99	43	310
Franchise and license expenses	2	14	25	—	41
Closures and impairment (income) expenses	—	9	—	16	25
Refranchising (gain) loss	—	—	—	66	66
Other (income) expense	(11)	—	(1)	(4)	(16)
	1,299	638	730	119	2,786
Operating Profit (loss)	$301	$163	$143	$(119)	$488

Quarter Ended 9/4/10	China	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,188	$704	$970	$—	$2,862

Company restaurant expenses	876	466	677	(2)	2,017
General and administrative expenses	55	84	110	36	285
Franchise and license expenses	1	9	14	—	24
Closures and impairment (income) expenses	—	3	2	—	5
Refranchising (gain) loss	—	—	—	(2)	(2)
Other (income) expense	(11)	—	(1)	1	(11)
	921	562	802	33	2,318
Operating Profit (loss)	$267	$142	$168	$(33)	$544

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date Ended 9/3/11	China	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$3,686	$2,220	$2,609	$—	$8,515

Company restaurant expenses	2,845	1,423	1,836	(8)	6,096
General and administrative expenses	171	277	302	123	873
Franchise and license expenses	3	36	66	(1)	104
Closures and impairment (income) expenses	3	18	10	82	113
Refranchising (gain) loss	—	—	—	69	69
Other (income) expense	(34)	—	(3)	(11)	(48)
	2,988	1,754	2,211	254	7,207
Operating Profit (loss)	$698	$466	$398	$(254)	$1,308

Year to Date Ended 9/4/10	China	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$2,783	$2,101	$2,897	$—	$7,781

Company restaurant expenses	2,087	1,418	2,027	(5)	5,527
General and administrative expenses	136	248	323	106	813
Franchise and license expenses	1	24	46	—	71
Closures and impairment (income) expenses	5	6	10	—	21
Refranchising (gain) loss	—	—	—	51	51
Other (income) expense	(28)	—	(4)	1	(31)
	2,201	1,696	2,402	153	6,452
Operating Profit (loss)	$582	$405	$495	$(153)	$1,329

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended September 3, 2011 are preliminary.

(b)
As part of our plan to transform our U.S. business we took several measures ("the U.S. business transformation measures") in 2011 and 2010 including: continuation of our U.S. refranchising, potentially reducing our Company ownership in the U.S., excluding the LJS and A&W brands, to about 12%; and G&A productivity initiatives and realignment of resources (primarily severance and early retirement costs).  We have traditionally not allocated refranchising (gains) losses for segment reporting purposes and will not allocate the costs associated with the productivity initiatives and realignment of resources to the U.S. segment.  Additionally, these items have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).  U.S. refranchising loss recorded in the year to date ended September 4, 2010 is primarily due to non-cash impairment charges related to our offers to refranchise restaurants in the U.S., principally a substantial portion of our Company operated KFCs.  We have recorded the depreciation reduction resulting from the non-cash impairment charges related to these KFCs that remained Company stores for some or all of the periods presented as a Special Item, resulting in depreciation expense in the U.S. segment results continuing to be recorded at the rate at which it was prior to the impairment charge being recorded for these KFCs while we continue to own the restaurants.

(c)
During the quarter ended March 19, 2011 we decided to sell the LJS and A&W brands resulting in a pre-tax non-cash write down of intangible assets totaling $66 million. During the quarter ended September 3, 2011, we recorded an additional $16 million non-cash pre-tax write down of intangible assets based on expected proceeds. Other pre-tax charges relating to the planned sales totaled $1 million and $4 million in the quarter and year to date ended September 3, 2011, respectively. Separate from the aforementioned write downs and other charges related to the planned sales of LJS and A&W, we recorded tax benefits of $53 million during the quarter ended September 3, 2011 related to the planned sales. These items have not been allocated for segment reporting purposes and have been reflected in Special Items for certain reporting measures (see accompanying reconciliation to reported results). We have classified $144 million of assets and $79 million of liabilities held for sale as Prepaid expenses and other current assets and Accounts payable and other current liabilities, respectively, in our Condensed Consolidated Balance Sheet as of September 3, 2011.

(d)
During the quarter ended September 3, 2011, we recognized a pre-tax non-cash $76 million refranchising loss ($63 million net of tax) as a result of our decision to offer to refranchise all our remaining company-owned Pizza Hut restaurants in the UK. This loss was not allocated to any segment for performance reporting purposes and has been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(e)
During the quarter ended March 20, 2010 we refranchised all of our remaining company restaurants in Taiwan, which consisted of 124 KFCs.  We included in our March 20, 2010 financial statements a non-cash write off of $7 million of goodwill in determining the loss on refranchising of Taiwan.  This loss did not result in a related income tax benefit, was not allocated to any segment for performance reporting purposes and has been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(f)	Other (income) expense for the China Division primarily consists of equity income from investments in unconsolidated affiliates.

(g)
In connection with the potential acquisition of Little Sheep Group Limited (“Little Sheep”), in which we currently own 27% of the outstanding shares, we have placed $300 million in an escrow account to demonstrate availability of funds to acquire additional shares in this business. The funds placed in escrow are restricted to the potential acquisition of Little Sheep and are included in Restricted cash in our Condensed Consolidated Balance Sheet as of September 3, 2011.